Exhibit 99

News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Standex International Announces Divestiture of Enginetics Corporation

--Transaction Consistent with Long-Term Growth Strategy--

SALEM, NH – March 31, 2021 – Standex International Corporation ("Standex") (NYSE: SXI) today announced that it has divested Enginetics Corporation, its jet engine components business, to Enjet Aero, LLC, a privately-held aerospace engine component manufacturing company, for approximately $11.5 million in cash. Enginetics generated approximately $9 million in revenue in the first nine months of fiscal 2021.

Standex expects to incur non-cash charges associated with the divestiture including goodwill charges in the fiscal third quarter of 2021. Standex expects that the pre-tax charge including transaction costs will range from $14.5 million to $15.5 million with approximately $13 million attributable to goodwill and other intangible assets.

"Today’s sale of Enginetics enables our Engineering Technologies Group to focus on the higher growth and margin opportunities of its core spin forming solutions business that serves the space, commercial aviation and defense end markets. In addition, our significant financial flexibility and strong balance sheet continue to position us very well to pursue an active pipeline of organic and inorganic opportunities and further drive profitable growth. The transaction will also be immediately accretive to our operating margin,” commented President and Chief Executive Officer David Dunbar.

“We believe Enjet’s stewardship and complementary business will be beneficial to both customers and employees of Enginetics. I want to thank the employees of Enginetics for their dedication and contributions to Standex," concluded Dunbar.

Seale & Associates acted as exclusive financial advisor to Standex on the transaction.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Electronics, Engraving, Scientific, Engineering Technologies, and Specialty Solutions with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Brazil, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "should," "could," "may," "will," "expect," "believe," "estimate," "anticipate," "intend," "continue," or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company's business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include, but are not limited to: the impact of pandemics such as the current coronavirus on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; and our ability to increase manufacturing production to meet demand; and potential changes to future pension funding requirements. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Contact:

Ademir Sarcevic, CFO

(603) 893-9701

e-mail : InvestorRelations@Standex.com